Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56918, 333-133194, and 333-121971 on Form S-3, and 333-63101, 333-71990, 333-71992, 333-81134, 333-93193, 333-127890, and 333-127889 on Form S-8 of our report relating to the consolidated financial statements and financial statement schedules of WPS Resources Corporation and subsidiaries dated February 28, 2006 (August 9, 2006 as to the effects of the reclassifications described in Note 4 to the consolidated financial statements) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles), and our report dated February 28, 2006 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of WPS Resources Corporation dated August 9, 2006.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
August 9, 2006